UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 4, 2026

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Marienfeld Place 110 N. Marienfeld Street, Suite 300 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into or Amendment of a Material Definitive Agreement

Indenture

On May 7, 2026, ProPetro Holding Corp. (the “Company”), issued $690 million aggregate principal amount of its 0.00% Convertible Senior Notes due 2031 (the “Notes”), which included the exercise in full of the Initial Purchasers’ (as defined below) option to purchase up to an additional $90 million principal amount of Notes. The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of May 7, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes are the Company’s senior, unsecured obligations and are (i) senior in right of payment to the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; (iii) effectively junior to the Company’s secured indebtedness, to the extent of the value of the assets securing that indebtedness; and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on November 15, 2031, unless earlier converted, redeemed or repurchased. Before August 15, 2031, noteholders will have the right to convert their Notes only in certain circumstances and during specified periods. From and after August 15, 2031, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of the Company’s common stock, par value $0.001 (the “Common Stock”), or a combination of cash and the Company’s Common Stock, at its election. The initial conversion rate is 43.1616 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $23.17 per share of Common Stock and a premium of approximately 37.5% over the last reported sale price of $16.85 per share of the Company’s Common Stock on the New York Stock Exchange on May 4, 2026. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The Notes are redeemable, in whole or in part (subject to certain limitations), at the Company’s option at any time, and from time to time, on or after May 15, 2029 and prior to the 45th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. However, the Company may not redeem less than all of the outstanding Notes unless at least $150.0 million aggregate principal amount of Notes are outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. If a fundamental change (as defined in the Indenture) occurs, then, subject to limited exceptions, noteholders may require the Company to repurchase the Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding any repurchase date. In addition, if the effective date of a “make-whole fundamental change” (as defined in the Indenture) occurs prior to the maturity date of the Notes or if the Company gives a notice of redemption with respect to any or all of the Notes, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such make-whole fundamental change or convert its Notes called for redemption (or deemed called for redemption) in connection with such notice of redemption, as the case may be.

The Notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) a default in any payment of interest on, or payment of principal of, the Notes when due and payable (which, in the case of a default in the payment of special interest or additional interest on the Notes, will be subject to a 30-day cure period); (ii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto, if such default continues for five business days; (iii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person (other than to one or more of the Company’s direct or indirect wholly owned subsidiaries); (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $50 million; and (vii) certain events of bankruptcy, insolvency and reorganization with respect to the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency and reorganization with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding to become due and payable immediately. Notwithstanding anything to the contrary described above, the Company may elect that the sole remedy for any Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists, for the first 365 days after the occurrence of such Event of Default, exclusively of the right of the noteholders to receive special interest on the Notes. If the Company has made such an election, then on the 366th day after such Event of Default (if such Event of Default is not cured or validly waived in accordance with the Indenture prior to such 366th day), such special interest will cease to accrue and the Notes will be subject to acceleration. In the event the Company does not make such an election, or the Company has made such election but does not pay the additional interest when due, the Notes will be immediately subject to acceleration.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the Indenture and the Note set forth in such exhibits.

Capped Call Transactions

On May 4, 2026, concurrently with the pricing of the Notes, and on May 5, 2026, in connection with the exercise in full by the Initial Purchasers of their option to purchase additional Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with an affiliate of one of the Initial Purchasers and certain other financial institutions (the “Option Counterparties”). The Capped Call Transactions initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s Common Stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s Common Stock upon any conversion of Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions will initially be approximately $29.49 per share (subject to adjustment under the terms of the Capped Call Transactions), which represents a premium of approximately 75.0% over the last reported sale price of $16.85 per share of the Company’s Common Stock on May 4, 2026. The cost of the Capped Call Transactions was approximately $36.8 million.

The Capped Call Transactions are separate transactions, each entered into between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not change any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the form of confirmation set forth in such exhibit.

Amended and Restated Credit Agreement

On May 4, 2026, the Company entered into a fourth amendment (the “Amendment”) to its amended and restated credit agreement (the “ABL Credit Facility”).  The Amendment extends the stated maturity date of the revolving credit commitments to May 4, 2031, subject to a springing maturity date ninety-one (91) days before the maturity date of certain long-term indebtedness (if applicable).  The Amendment increases the aggregate revolving credit commitments (and the maximum revolver amount) to $350 million, with an uncommitted accordion in an aggregate amount not to exceed the greater of (a) $150 million and (b) the amount, if any, by which the borrowing base exceeds the commitments outstanding under the ABL Credit Facility, subject to usual and customary terms and conditions.

The Amendment adds certain power generation equipment as a new component of the borrowing base under the ABL Credit Facility.  Subject to additional limitations set forth in the ABL Credit Facility, the portion of the borrowing base attributable to such equipment shall not exceed 35% of the borrowing base in the aggregate.  The advance rates for such equipment are equal to the lesser of (i) 90% of the book value of such equipment and (ii) 80% of the net orderly liquidation value of such equipment.  The Amendment also increases the amount of leverage-ratio-based indebtedness that can be incurred, increases the amount of capital lease and purchase money debt that can be incurred, and includes a new $690 million basket for the incurrence of convertible indebtedness.  The applicable interest rate margins for borrowings under the ABL Credit Facility range from 1.50% to 2.00% per annum for term SOFR borrowings, based on average historic availability under the ABL Credit Facility.  The applicable unused line fee on the unutilized portion of the commitments in respect of the ABL Credit Facility shall accrue at either 0.375% or 0.25% per annum, based on average historic revolver outstandings.

The above description of the Amendment is a summary and is not complete. A copy of the Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the Amendment set forth in such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K relating to the Indenture under the heading “Indenture” and the Amendment under the heading “Amended and Restated Credit Agreement” is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above under the caption “Indenture” is incorporated by reference into this Item 3.02. The Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are qualified institutional buyers pursuant to Rule 144A under the Securities Act. Any shares of the Company’s Common Stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 40,949,499 shares of the Company’s Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 59.3471 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01 Other Events

On May 4, 2026, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Purchase Agreement

On May 4, 2026, the Company entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC and Barclays Capital Inc., as representatives of the several initial purchasers named therein (the “Initial Purchasers”), in connection with the offering of the Notes (the “Notes Offering”).

The Notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. The Initial Purchasers resold the Notes only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes Offering closed on May 7, 2026.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT	DESCRIPTION
4.1	Indenture, dated as of May 7, 2026, between ProPetro Holding Corp. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 0.00% Convertible Senior Note due 2031 (included in Exhibit A to Exhibit 4.1).

10.1	Form of Capped Call Confirmation.

10.2*	Amendment No. 4 to Amended and Restated Credit Agreement, dated May 4, 2026.

99.1	Press Release, dated May 4, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain annexes, schedules, and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: May 7, 2026
	By:	/s/ John J. Mitchell
John J. Mitchell
General Counsel and Corporate Secretary